                                                                [EXECUTION COPY]
                               $1,587,775,000 1/
                    Medium-Term Senior Notes, Series C, and
                   Medium-Term Subordinated Notes, Series D,
                        Due from Nine Months to 30 Years
                               from Date of Issue


                            Paine Webber Group Inc.


                             Distribution Agreement


                                                               November 30, 1993
                                                              New York, New York

PAINEWEBBER INCORPORATED
   1285 Avenue of the Americas
   New York, New York 10019

CS FIRST BOSTON CORPORATION
   Park Avenue Plaza
   New York, New York 10055


Dear Sirs:

                 Paine Webber Group Inc., a Delaware corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale by the Company of up to $1,587,775,000 1/ aggregate principal amount of its Medium-Term Senior Notes, Series C, and Medium-Term Subordinated Notes, Series D, Due from Nine Months to 30 Years from Date of Issue (the "Notes"). The Notes will be issued either as subordinated to ("Subordinated Notes") or on a parity with ("Senior Notes") other unsecured and unsubordinated indebtedness of the Company and will have the annual interest rates, maturities, redemption provisions, optional repayment rights and other terms as set forth in a supplement to the Prospectus referred to below. The Senior Notes will be issued under an Indenture dated as of March 15, 1988, between the Company and Chemical Bank, as trustee (the "Senior Note Trustee"), as amended by the First Supplemental Indenture dated as of September 22, 1989, and by the Second Supplemental Indenture dated as of March 22, 1991 (such

- -------------------





                 ____________________

               1/ Or the U.S. dollar equivalent.

Indenture, as so supplemented, being hereinafter referred to as the "Senior
Note Indenture"), each between the Company and the Senior Note Trustee. The Subordinated Notes will be issued under an Indenture dated as of March 15, 1988, between the Company and Chemical Bank Delaware, as trustee (the "Subordinated Note Trustee"), as amended by the First Supplemental Indenture dated as of September 22, 1989, by the Second Supplemental Indenture dated as of March 22, 1991, and by the Third Supplemental Indenture dated as of November 30, 1993 (such Indenture, as so supplemented, being hereinafter referred to as the "Subordinated Note Indenture"), each between the Company and the Subordinated Note Trustee. The Senior Note Indenture and the Subordinated Note Indenture are hereinafter sometimes referred to as the "Indentures"; and the Senior Note Trustee and the Subordinated Note Trustee are hereinafter sometimes referred to as the "Trustees". The Notes will be issued, and the terms thereof established, in accordance with the Indentures and, in the case of Notes sold pursuant to Section 1(a), the Medium-Term Notes Administrative Procedures attached hereto as Annex A (the "Procedures"). For the purposes of this Agreement, the term the "Agent" shall refer to each of you acting solely in the capacity as agent for the Company pursuant to Section 1(a) and not as principal, the term the "Purchaser" shall in each instance refer to the applicable Agent acting solely as principal pursuant to Section 1(g) and not as agent, and the term "you" shall refer to each of you acting in both such capacities or in either such capacity.

                 1. Appointment of Agents; Solicitation by the Agents of Offers to Purchase; Sales of Notes to a Purchaser. (a) Subject to the terms and conditions set forth herein, the Company hereby appoints each of the Agents to act as its agent for the purpose of soliciting offers to purchase all or part of the Notes from the Company upon the terms set forth in the Prospectus, as amended or supplemented from time to time, and in the Procedures. The appointment of the Agents hereunder is not exclusive and the Company may from time to time offer Notes for sale otherwise than to or through an Agent; provided, however, that so long as this Agreement is in effect the Company will not solicit offers to purchase Notes through any agent without amending this Agreement to appoint such agent an additional Agent hereunder on the same terms and conditions as provided herein for the Agents and without giving the Agents prior notice of such appointment. It is understood, however, that if from time to time the Company is approached by a prospective agent offering to solicit a specific purchase of Notes, the Company may engage such agent with respect to such specific purchase, provided that (i) such agent is engaged on terms substantially similar to the applicable terms of this Agreement and (ii) the Agents are given notice of such engagement promptly after it is agreed to.

                 (b) On the basis of the representations and warranties set forth herein, but subject to the terms and conditions set forth herein, each of the Agents agrees to use reasonable efforts, as agent of the Company, to solicit offers to purchase Notes from the Company upon the terms set forth in the Prospectus, as amended or supplemented from time to time, and in the Procedures. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. Subject to the provisions of this Section and to the Procedures, offers for the purchase of Notes may be solicited by an Agent at such times and in such amounts as such Agent may from time to time deem advisable.

                 (c) The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase Senior Notes or Subordinated Notes from the Company at any time for any period of time or permanently. Upon receipt of instructions from the Company, each Agent forthwith will suspend its solicitation of offers to purchase Senior Notes or Subordinated Notes, as the case may be, from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

                 (d) Each Agent will communicate to the Company, orally or in writing, each offer to purchase Notes from the Company that is received by such Agent as agent of the Company and that is not rejected by such Agent as provided below. The Company will have the sole right to accept offers to purchase Notes from the Company and may reject any such offer, in whole or in part, for any reason. Each of the Agents may, in its discretion reasonably exercised, reject any offer to purchase Notes from the Company that is received by such Agent, in whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreements contained herein.

                 (e) The Company agrees to pay an Agent a commission, on the date of delivery by the Company of any Note sold hereunder (a "Closing Date"), with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of each Senior Note and each Subordinated Note sold by the Company. Such commission shall be payable as specified in the Procedures. The commission rates may be amended from time to time by written agreement of the Company and the Agents.

                 (f) Each of the Agents agrees, with respect to any Note denominated in a currency other than the U.S. dollar or the European Currency Unit, as agent, directly or indirectly, not to solicit offers to purchase, and as principal under any Terms Agreement (as hereinafter defined) or otherwise, directly or indirectly, not to offer, sell or deliver, such Note in, or to residents of, the country issuing such currency, except as permitted by applicable law.

                 (g) Subject to the terms and conditions stated herein, whenever the Company and an Agent determine that the Company shall sell Notes directly to such Agent as purchaser (the "Purchaser"), each such sale of Notes shall be made in accordance with the terms of this Agreement and any supplemental agreement relating thereto between the Company and the Purchaser. Each such supplemental agreement (which shall be substantially in the form of Annex B) is herein referred to as a "Terms Agreement". The Purchaser's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto and shall specify the principal amount of such Notes, the price to be paid to the Company for such Notes, the rate at which interest will be paid on the Notes, the Closing Date for such Notes, the place of delivery of the Notes and payment therefor, the method of payment and any modification of the requirements for the delivery of the opinions of counsel, the certificates from the Company or its officers and the letter from the Company's independent public accountants pursuant to Section 7(c). Such Terms Agreement shall also specify any period of time referred to in Section 5(l).

                 Delivery of the certificates for Notes sold to the Purchaser pursuant to any Terms Agreement shall be made as agreed to between the Company and the Purchaser and set forth in the respective Terms Agreement, not later than the Closing Date set forth in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in such Terms Agreement.

                 2. Offering Procedures. The Procedures may be amended only by written agreement of the Company and the Agents after notice to the Trustees, and, to the extent any such amendment affects a Trustee, with the approval of such Trustee. The Company and each of the Agents agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

                 3. Registration Statements and Prospectus. The Company has filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations adopted by the Commission thereunder (the "Rules"), a registration statement on Form S-3 (No. 33-58124), as amended by Amendment No. 1 thereto (as so amended, the "First Registration Statement"), and a registration statement on Form S-3 (No. 33-51149) (the "Second Registration Statement") (such Second Registration Statement also constituting Post-Effective Amendment No. 1 to the First Registration Statement), each including a basic prospectus, which have become effective under the Securities Act under which the sale of $1,587,775,000 aggregate principal amount of debt securities (the "Securities"), including the Notes, remains registered at this time (the First Registration Statement and the Second Registration Statement, each including all exhibits thereto and each as amended at the date of this Agreement, being hereinafter collectively called the "Registration Statements"). The Company has included in the Registration Statements, or has filed or will file with the Commission pursuant to the applicable paragraph of Rules 424(b) and 429 under the Securities Act, a supplement to the form of prospectus included in the Registration Statements relating to the Notes and the plan of distribution thereof (the "Prospectus Supplement"). In connection with the sale of the Notes the Company proposes to file with the Commission pursuant to the applicable paragraph of Rules 424(b) and 429 under the Securities Act further supplements to the Prospectus Supplement specifying the interest rates, maturity dates, redemption provisions, if any, optional repayment rights, if any, and other terms of the Notes sold pursuant hereto or the offering thereof. The Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The term "the Effective Date" shall mean, for each of the Registration Statements, each date that such Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Basic Prospectus" shall mean the form of basic prospectus relating to the Securities contained in each Registration Statement at the Effective Date. The term "Prospectus" means the Basic Prospectus as supplemented by the Prospectus Supplement. Any reference herein to a Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus includes the documents incorporated by reference therein pursuant to Item 12 of Form S-3 (the "Incorporated Documents") which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of such Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, and any reference herein to "amend", "amendment" or "supplement" with respect to a Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus includes the Incorporated Documents filed under the Exchange Act after the Effective Date of such Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the Registration Statements includes each of the First Registration Statement and the Second Registration Statement only so long as Notes may be issued in the future thereunder and shall refer to either one or both of such Registration Statements, as appropriate.

                 The Company confirms that you are authorized to distribute the Prospectus and any amendments or supplements thereto.

                 4. Representations and Warranties. The Company represents and warrants to you as follows:

                 (a) The Company meets the requirements for the use of Form S-3 under the Securities Act. The Registration Statements meet the requirements set forth in Rule 415(a)(1)(ix) or (x) of the Rules and comply in all other material respects with Rule 415 of the Rules.

                 (b) As of the date hereof, on the Effective Date, when any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424 or Rule 429 of the Rules, as of the date of any Terms Agreement and on any Closing Date, (i) the Registration Statements, as amended as of any such time, the Prospectus, as amended or supplemented as of any such time, and the Incorporated Documents will comply in all material respects with the applicable requirements of the Securities Act and the Rules, and the Exchange Act and the Trust Indenture Act and the respective published rules and regulations adopted by the Commission thereunder, (ii) the Registration Statements, as amended as of any such time, did not or will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to (x) statements or omissions made in reliance on and in conformity with information relating to you furnished in writing to the Company by you expressly for use in the Registration Statements, the Prospectus or any amendment or supplement thereto or (y) that part of the Registration Statements that shall constitute the Statements of Eligibility and Qualification on Form T-1 of the Trustees under the Trust Indenture Act, except statements or omissions in any such Statement made in reliance upon information furnished in writing to the applicable Trustee by or on behalf of the Company for use therein.

                 (c) As of the time any Notes are issued and sold hereunder, the Indenture will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms and such Notes will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture.

                 Each acceptance by the Company of an offer to purchase Notes from the Company and each request by the Company to you that you solicit offers to purchase Notes from the Company will be deemed to be a representation and warranty by the Company to you that the representations and warranties of the Company in this Agreement are true and correct as of the time of such acceptance and that such representations and warranties will be true and correct as of the Closing Date for such Notes, in each case as though made at and as of such time; it being understood that such representations and warranties will relate to the Registration Statements as amended as of any such time and the Prospectus as amended or supplemented as of any such time.

                 5. Agreements. (a) Prior to the termination of the offering of the Notes, the Company will not file any amendment or supplement to either of the Registration Statements or the Prospectus (except for (i) periodic or current reports filed under the Exchange Act, (ii) a supplement relating to any offering of Notes providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes or (iii) a supplement relating to an offering of Securities other than Notes) (including any document to be incorporated therein by reference) unless a copy thereof has been submitted to you a reasonable period of time before its filing and you have not reasonably objected thereto within a reasonable period of time after receiving such copy. Subject to the foregoing sentence, the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rules 424(b) and/or 429 of the Rules or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed and will provide evidence satisfactory to you of such filing.

                 (b) The Company will advise you promptly (i) when each amendment or supplement to the Prospectus shall have been filed with the Commission pursuant to Rules 424(b) and/or 429 or, in the case of any document incorporated therein by reference, when such document shall have been filed with the Commission pursuant to the Exchange Act, (ii) when, prior to the termination of the offering of the Notes, any amendment to either of the Registration Statements shall have been filed or become effective, (iii) of the initiation or threatening of any proceedings for, or receipt by the Company of any notice with respect to, the suspension of the qualification of the Notes for sale in any jurisdiction or the issuance of any order by the Commission suspending the effectiveness of either of the Registration Statements and (iv) of the receipt by the

Company or any representative or attorney of the Company of any other communication from the Commission relating to either of the Registration Statements, the Prospectus or any amendment or supplement thereto or to the transactions contemplated by this Agreement. The Company will use its best efforts to prevent the issuance of an order suspending the effectiveness of either of the Registration Statements and, if any such order is issued, to obtain its lifting as soon as possible.

                 (c) The Company will deliver to you, without charge, two conformed copies of the Second Registration Statement and each post-effective amendment to the Registration Statements filed after the date hereof (including all exhibits filed with any such document) and as many conformed copies of the Registration Statements and each such amendment (excluding exhibits) and each Indenture as you may reasonably request.

                 (d) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will deliver, without charge, to you, at such office or offices as you may designate, as many copies of the Prospectus or any amendment or supplement thereto as you may reasonably request, and, if any event occurs during such period as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if during such period it is necessary to amend either Registration Statement or to amend or supplement the Prospectus to comply with the Securities Act or the Rules or the Exchange Act or the published rules and regulations adopted by the Commission thereunder, the Company promptly will (i) notify you to suspend solicitation of offers to purchase Notes from the Company, (ii) prepare and file with the Commission, subject to Section 5(a), and deliver, without charge, to you, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any amended or supplemented Prospectus to you in such quantities as you may reasonably request.

                 (e) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a),

13(c), 14 or 15(d) of the Exchange Act. The Company will make generally available to its security holders as soon as practicable, but in any event not later than fifteen months after (i) the Effective Dates of the Registration Statements, (ii) the Effective Date of each post-effective amendment to either of the Registration Statements and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Registration Statements, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules.

                 (f) The Company will take such actions as you designate in order to qualify the Notes for offer and sale under the securities or "blue sky" laws of such jurisdictions as you designate, will maintain such qualification in effect for so long as may be required for the distribution of the Notes and will arrange for the determination of the legality of the Notes for purchase by institutional investors.

                 (g) The Company will supply to you copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and of each annual or other report it is required to file with the Commission. The Company shall furnish to you such information, documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statements, the Prospectus, and any amendments thereof or supplements thereto, the Indenture, the Notes, this Agreement, the Procedures and the performance by the Company and you of its and your respective obligations hereunder and thereunder as you may from time to time and at any time prior to the termination of this Agreement reasonably request.

                 (h) The Company will, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated,
(i) pay, or reimburse if paid by you, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including costs and expenses relating to (A) the preparation, printing and filing of the Registration Statements and exhibits thereto, the Prospectus, all amendments and supplements to either of the Registration Statements and the Prospectus, and the printing or other reproduction of the

Indentures and this Agreement, (B) the authorization and issuance of the Notes and the preparation and delivery of certificates for the Notes, (C) the registration or qualification of the Notes for offer and sale under the securities or "blue sky" laws of the jurisdictions referred to in paragraph (f) of this Section 5 and the determination of the legality of the Notes for investment, including the fees and disbursements of Cravath, Swaine & Moore, your counsel, in that connection, and the preparation and printing of preliminary and supplemental "blue sky" memoranda and legal investment memoranda, (D) the furnishing (including costs of shipping and mailing) to you of copies of the Prospectus, and all amendments or supplements to the Prospectus, and of all other documents, reports and other information required by this Section to be so furnished, (E) all transfer taxes, if any, with respect to the sale and delivery of the Notes by the Company, (F) the fees and expenses of the Trustees, (G) all fees charged by the National Association of Securities Dealers, Inc., in connection with the Notes and (H) the fees charged by rating agencies in connection with any rating of the Notes, (ii) reimburse you on a quarterly basis for all out-of-pocket expenses (including advertising expenses) incurred by you with the advance approval of the Company and (iii) reimburse the reasonable fees and disbursements of Cravath, Swaine & Moore, your counsel, incurred in connection with this Agreement.

                 (i) Each time that either of the Registration Statements or the Prospectus is amended or supplemented (other than by an amendment or supplement relating to any offering of Securities other than the Notes or providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto), including by the filing of any document incorporated therein by reference, the Company will deliver or cause to be delivered forthwith to you a certificate of the chief executive, operating or financial officer or treasurer and the secretary or chief financial or accounting officer or treasurer of the Company, dated the date of the effectiveness of such amendment or the date of filing of such supplement, in form reasonably satisfactory to you, to the effect that the statements contained in the certificate that was last furnished to you pursuant to either Section 6(c) or this paragraph (i) are true and correct at the time of the effectiveness of such amendment or the filing of such supplement as though made at and as of such time (except that (i) the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission shall be substituted for the corresponding date in such certificate and (ii) such statements shall be deemed to relate to the Registration Statements and the Prospectus as amended or supplemented to the time of the effectiveness of such amendment or the filing of such supplement) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 6(c) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statements and the Prospectus as amended or supplemented to the time of the effectiveness of such amendment or the filing of such supplement.

                 (j) Each time that either of the Registration Statements or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes,
(ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto, or (iii) setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, unless, in the case of clause (iii) above, in your reasonable judgment, such financial statements or other information are of such a nature that an opinion of counsel should be furnished), including by the filing of any document incorporated therein by reference, the Company will furnish or cause to be furnished forthwith to you a written opinion of counsel for the Company satisfactory to you, dated the date of the effectiveness of such amendment or date of filing of such supplement, in form satisfactory to you, of the same tenor as the opinion referred to in Section 6(d) but modified to relate to the Registration Statements and the Prospectus as amended or supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish you with a letter to the effect that you may rely on such counsel's last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such counsel's last opinion will be deemed to relate to the Registration Statements and the Prospectus as amended or supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

                 (k) Each time that either of the Registration Statements or the Prospectus is amended or supplemented to set forth amended or supplemental financial information, including by the filing of any document incorporated therein by reference, the Company will cause its independent public accountants forthwith to furnish a letter, dated the date of the effectiveness of such amendment or the date of filing of such supplement, in form satisfactory to you, of the same tenor as the letter referred to in Section 6(f) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statements and the Prospectus, as amended or supplemented to the date of such letter, provided that if either of the Registration Statements or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company's independent public accountants may limit the scope of such letter, which shall be satisfactory in form to you, to the unaudited financial statements, the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in your reasonable judgment, such letter should cover other information or changes in specified financial statement line items.

                 (l) During the period, if any, specified in any Terms Agreement, the Company shall not, without the prior consent of the Purchaser, issue or announce the proposed issuance of any of its debt securities, including Notes, with terms substantially similar to the Notes being purchased pursuant to such Terms Agreement.

                 (m) Upon your reasonable request on any Closing Date, the Company will furnish or cause to be furnished forthwith to you a written opinion of counsel for the Company satisfactory to you, dated such Closing Date, of the same tenor as paragraphs 1 and 4 of the opinion referred to in
Section 6(d), but modified, as necessary, to relate to the Prospectus as amended or supplemented at such Closing Date and except that such opinion shall state that the Notes being sold by the Company on such Closing Date, when delivered against payment therefor as provided in the applicable Indenture and this Agreement, will, assuming performance by the Authenticating Agent or the applicable Trustee under the applicable Indenture, have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture and enforceable in accordance with their terms, subject only to the exceptions as to enforcement set forth in paragraph 4 of the opinion referred to in Section 6(d), and that such Notes conform to the description thereof contained in the Prospectus as amended or supplemented to such Closing Date.

                 6. Conditions to the Obligations of each Agent. The obligations of each Agent to solicit offers to purchase Notes from the Company are subject to the accuracy, on the date of this Agreement, on the Effective Date, when any amendment or supplement to the Prospectus is filed with the Commission pursuant to the applicable paragraph of Rule 424(b) and/or 429 of the Rules and on each Closing Date, of the representations and warranties of the Company in this Agreement, to the accuracy and completeness of all statements made by the Company or any of its officers in any certificate delivered to such Agent or such Agent's counsel pursuant to this Agreement, to performance by the Company of its obligations under this Agreement and to each of the following additional conditions:

                 (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no order suspending the effectiveness of either of the Registration Statements, as amended from time to time, shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in either of the Registration Statements or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of such Agent.

                 (b) Since the date of the most recent financial statements included or incorporated by reference in the Prospectus, (i) there must not have been any change or decrease (of the type indicated in paragraph (b)(3) of Annex D to this Agreement) specified in the most recent letter of the type referred to in Section 5(k), in paragraph (f) of this Section 6 or in Section 7(c)(iv), (ii) there must not have been any material adverse change in the general affairs, prospects, management, business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus, as then amended or supplemented, (iii) the Company and its subsidiaries must not have sustained any material loss or interference with their business or properties from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree not described in the Prospectus, as then amended or supplemented, and (iv) there must not have been any downgrading in the rating of any of the Company's debt securities by any nationally recognized statistical rating organization (as defined for purposes of Rule 436(g) of the Rules) or any public announcement by any such organization of any proposal by it to downgrade such rating or that it has under surveillance or review its rating of the Notes or any other debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) if, in the judgment of such Agent, any such development referred to in clause (i), (ii), (iii) or (iv) makes it impracticable or inadvisable to proceed with the soliciting of offers to purchase Notes from the Company as contemplated by the Prospectus, as then amended or supplemented.

                 (c) The Company shall have furnished to such Agent on the date of this Agreement a certificate of the Treasurer and the General Counsel of the Company, dated such date, certifying that (i) the signers have carefully examined the Registration Statements, the Prospectus, the Indentures and this Agreement, (ii) the representations and warranties of the Company in this Agreement are accurate on and as of the date of such certificate and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of such Agent to solicit offers to purchase the Notes, (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has not been any material adverse change in the general affairs, prospects, management, business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus, as amended or supplemented as of the date of such certificate, and (iv) to the knowledge of such officers, no action to suspend the effectiveness of either of the Registration Statements, as amended as of the date of such certificate, or to prohibit the sale of the Notes has been taken or threatened by the Commission.

                 (d) Such Agent shall have received on the date of this Agreement from the General Counsel of the Company an opinion dated such date substantially in the form of Annex C to this Agreement.

                 (e) Such Agent shall have received on the date of this Agreement from Cravath, Swaine & Moore, its counsel, an opinion dated such date with respect to the Company, the Notes, the Indentures, the Registration Statements, the Prospectus, this Agreement and the form and sufficiency of all proceedings taken in connection with the sale and delivery of the Notes. Such opinion and proceedings shall be satisfactory in all respects to such Agent. The Company must have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to render such opinion.

                 (f) Such Agent shall have received, at the date of this Agreement, a signed letter from Ernst & Young, independent accountants for the Company, substantially in the form of Annex D to this Agreement.

                 All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement will comply with this Agreement only if they are in form and scope satisfactory to such Agent and its counsel.

                 If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Agent and its counsel, this Agreement and all obligations of such Agent hereunder may be cancelled at any time by such Agent. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                 The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Agents, at Worldwide Plaza,

825 Eighth Avenue, New York, New York, on the date of this Agreement.

                 7. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to purchase any Notes from the Company are subject to the accuracy, on the date of any related Terms Agreement and on the Closing Date for such Notes, of the representations and warranties of the Company in this Agreement, to the accuracy and completeness of all statements made by the Company or any of its officers in any certificate delivered to the Purchaser or its counsel pursuant to this Agreement, to performance by the Company of its obligations under this Agreement and to each of the following additional conditions:

                 (a) No stop order suspending the effectiveness of either of the Registration Statements shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                 (b) Since the date of the most recent financial statements included or incorporated by reference in the Prospectus, (i) there must not have been any change or decrease (of the type indicated in paragraph (b)(3) of Annex D to this Agreement) specified in the most recent letter of the type referred to in Section 5(k), in Section 6(f) or in paragraph (c)(iv) of this Section 7, (ii) there must not have been any material adverse change in the general affairs, prospects, management, business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus, as then amended or supplemented, (iii) the Company and its subsidiaries must not have sustained any material loss or interference with their business or properties from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree not described in the Prospectus, as then amended or supplemented, and (iv) there must not have been any downgrading in the rating of any of the Company's debt securities by any nationally recognized statistical rating organization (as defined for purposes of Rule 436(g) of the Rules) or, if so specified in the applicable Terms Agreement, any public announcement by any such organization of any proposal by it to downgrade such rating or that it has under surveillance or review its rating of the Notes or any other debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), if, in the judgment of the Purchaser, any such development referred to in clause (i), (ii), (iii) or (iv) makes it impracticable or inadvisable to consummate the purchase of the Notes.

                 (c) If specified by any related Terms Agreement and except to the extent modified by such Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 6(c) (except that references to the Prospectus shall be to the Prospectus as supplemented at the time of execution of the Terms Agreement), (ii) the opinion of the General Counsel of the Company, dated as of the Closing Date, to the effect set forth in Section 6(d), (iii) the opinion of Cravath, Swaine & Moore, counsel for the Purchaser, dated as of the Closing Date, to the effect set forth in Section 6(e) and
         (iv) a letter of Ernst & Young, independent accountants for the Company, dated as of the Closing Date, to the effect set forth in
         Section 6(f).

                 (d) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

                 If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement and any Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be cancelled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                 8. Right of Person Who Agreed to Purchase to Refuse to Purchase. The Company agrees that any person who has agreed to purchase and pay for any Note, including the Purchaser and any person who purchases pursuant to a solicitation by an Agent, shall have the right to refuse to purchase such Note if, at the Closing Date therefor, any condition set forth in Section 6 or 7, as applicable, shall not be satisfied, it being understood that under no circumstances whatsoever shall an Agent have any duty or obligation to exercise the judgment permitted under Section 6(b) or
Section 7(b) on behalf of any such person.

                 9. Indemnification. (a) The Company will indemnify and hold harmless you, your directors, officers, employees and agents and each person, if any, who controls you within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, either Registration Statement or the Prospectus or any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the Company will not be liable to the extent that such loss, claim, damage or liability arises from the sale of Notes by the Company to any person in the manner contemplated in the Prospectus, as amended or supplemented as of the time of the confirmation of such sale, as a result of a solicitation by you and is based upon an untrue statement or omission or alleged untrue statement or omission (i) made in reliance upon and in conformity with information relating to you furnished in writing to the Company by you expressly for use in the document or (ii) in a preliminary prospectus if the Prospectus, as amended or supplemented as of the time of the confirmation of the sale to such person, corrected the untrue statement or omission or alleged untrue statement or omission which is the basis of the loss, claim, damage or liability for which indemnification is sought and a copy of the Prospectus, as so amended (but excluding any documents incorporated therein by reference), was not sent or given to such person at or before the confirmation of the sale to such person in any case where such delivery is required by the Securities Act, unless such failure to deliver the Prospectus, as so amended, was a result of noncompliance by the Company with Section 5(d). This indemnity agreement will be in addition to any liability that the Company might otherwise have.

                 (b) You will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of either the Securities Act or the Exchange Act, each director of the Company and each officer of the Company who signs either of the Registration Statements to the same extent as the foregoing indemnity from the Company to you, but only insofar as losses, claims, damages or liabilities arise from the sale of Notes by the Company to any person in the manner contemplated in the Prospectus as a result of a solicitation by you and are based upon any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, either Registration Statement or the Prospectus or any amendment or supplement to any of them in reliance upon and in conformity with information relating to you furnished in writing to the Company by you expressly for use in the document. This indemnity agreement will be in addition to any liability that you might otherwise have.

                 (c) Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from liability under this Section 9 unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 9. If any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or in addition to those available to the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the fees and expenses of such counsel will be at the expense of the indemnifying party or parties and all such fees and expenses will be reimbursed promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent or, in connection with any proceeding or related proceedings in the same jurisdiction, for the fees and expenses of more than one separate counsel for all indemnified parties.

                 10. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or you, the Company and each of you agree to contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively "Losses") to which the Company and one or more of you may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by each of you from the offering of the Notes from which such Losses arise; provided, however, that in no case shall any of you be responsible for any amount in excess of the commissions received by you yourself in connection with the sale of

Notes from which such Losses arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by you yourself if such commissions had been payable). If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and each of you shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and each of you in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Notes from which such Losses arise, and benefits received by each of you shall be deemed to be equal to the total commissions received by you yourself in connection with the sale of Notes from which such Losses arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by you yourself if such commissions had been payable). Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or any of you. The Company and each of you agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 10, no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, any person who controls a party to this Agreement within the meaning of either the Securities Act or the Exchange Act will have the same rights to contribution as that party, and each officer of the Company who signed either of the Registration Statements and each director of the Company will have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 10. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10, notify such party or parties from whom contribution may be sought, but the omission so to notify (i) will not relieve such party or parties from liability under this Section 8 unless and to the extent it or they did not otherwise learn of such action and such failure results in the forfeiture by such party or parties of substantial rights and defenses and (ii) will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have otherwise than under this Section 10. No party will be liable for contribution with respect to any action or claim settled without its written consent.

                 11. Termination. (a) This Agreement may, as between the Company and you, be terminated for any reason at any time by either the Company or you giving written notice of such termination to the other party. If any such notice is given, this Agreement will terminate, as between the Company and you, at the close of business on the third business day following the receipt of such notice by the party to whom such notice is given. In the event of any such termination, no party shall have any liability to the other party hereto, except as provided in Sections 1(e), 5(h), 9, 10 and 12, and this Agreement shall continue between the Company and any other party to this Agreement without regard to any such termination.

                 (b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Purchaser by notice given to the Company if, prior to delivery of any payment for Notes to be purchased thereunder, (1) trading in the equity securities of the Company is suspended by the Commission, by an exchange that lists such equity securities of the Company, or by the National Association of Securities Dealers Automated Quotation National Market System, (2) additional material governmental restrictions, not in force on the date of this Agreement, have been imposed upon trading in securities generally or minimum or maximum prices have been generally established on the New York Stock Exchange or on the American Stock Exchange, or trading in securities generally has been suspended on any such Exchange or a general banking moratorium has been established by Federal or New York authorities or (3) any outbreak or material escalation of hostilities or other calamity or crisis occurs the effect of which is such as to make it, in the judgment of the Purchaser, impracticable to market such Notes.

                 12. Miscellaneous. The respective representations, warranties and agreements of the Company and you in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of you, the Company or any person controlling you or the Company and will survive delivery of and payment for the Notes. The reimbursement, indemnification and contribution agreements in Sections 1(e), 5(h), 9, 10 and 11 will remain in full force and effect regardless of any termination of this Agreement.

                 This Agreement is for the benefit of you and the Company and the respective successors of each of you and the Company and, to the extent expressed in this Agreement, for the benefit of persons controlling you or the Company, and directors and officers of the Company, and their respective successors, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.

                 Notwithstanding anything to the contrary contained in the Distribution Agreement dated March 2, 1993, between the Company and you (the "Prior Agreement"), the Prior Agreement shall terminate (except with respect to Sections 1(e), 5(h), 9, 10 and 11 thereof) immediately upon the execution and delivery of this Agreement.

                 All notices and communications under this Agreement will be in writing, effective only on receipt and mailed or delivered by messenger, facsimile transmission or otherwise to PaineWebber Incorporated at 1285 Avenue of the Americas, New York, New York 10019, attention of General Counsel and Treasurer, to CS First Boston Corporation at Park Avenue Plaza, New York, New York 10055, attention of New Issue Processing Department, or to the Company at 1285 Avenue of the Americas, New York, New York 10019, attention of General Counsel and Treasurer.

                 This Agreement may be signed in multiple counterparts that taken as a whole constitute one agreement.

                 This Agreement will be governed by and construed in accordance with the laws of the State of New York.

 Please confirm that the foregoing correctly sets forth the agreement between
                                      us.


                                                            Very truly yours,

                                        PAINE WEBBER GROUP INC.

                                        by______________________
                                                              Title:



Confirmed:

PAINEWEBBER INCORPORATED

  by________________________
     Title:


CS FIRST BOSTON CORPORATION

  by ________________________
      Title:

                                                                      Schedule I



                 SENIOR AND SUBORDINATED MEDIUM-TERM NOTE FEES




           Maturity                                           Senior               Subordinated
- -------------------------------                               ------               ------------
9 months to less than 12 months                                 .080                    .080

12 months to less than 18 months                                .125                    .125

18 months to less than 2 years                                  .150                    .150

2 years to less than 3 years                                    .250                    .250

3 years to less than 4 years                                    .350                    .350

4 years to less than 5 years                                    .450                    .450

5 years to less than 7 years                                    .500                    .500

7 years to less than 10 years                                   .550                    .550

10 years to less than 20 years                                  .600                    .600

20 years to 30 years                                            .750                    .750

                                                                         Annex A


                            PAINE WEBBER GROUP INC.


                  Medium-Term Notes Administrative Procedures
                               November 30, 1993


                 Medium-Term Senior Notes, Series C, and Medium-Term Subordinated Notes, Series D, Due from Nine Months to 30 Years from Date of Issue (the "Notes") are to be offered on a continuing basis by Paine Webber Group Inc. (the "Company"). Each of PaineWebber Incorporated, as agent, and CS First Boston Corporation, as agent (collectively, the "Agents"), has agreed to use reasonable efforts to solicit offers to purchase Notes from the Company. Neither Agent will be obligated to purchase Notes for its own account. The Notes are being sold pursuant to a Distribution Agreement between the Company and each of the Agents dated November 30, 1993 (the "Distribution Agreement"). The Notes will be issued either as subordinated to ("Subordinated Notes") or on a parity with ("Senior Notes") other unsecured and unsubordinated indebtedness of the Company and have been registered with the Securities and Exchange Commission (the "Commission"). Chemical Bank (the "Senior Note Trustee") is the trustee under the Indenture dated as of March 15, 1988, covering the Senior Notes, as supplemented by the First Supplemental Indenture dated as of September 22, 1989, and by the Second Supplemental Indenture dated as of March 22, 1991 (such Indenture, as so supplemented, being hereinafter referred to as the "Senior Note Indenture"), each between the Company and the Senior Note Trustee. Chemical Bank Delaware (the "Subordinated Note Trustee") is the trustee under the Indenture dated as of March 15, 1988, covering the Subordinated Notes, as supplemented by the First Supplemental Indenture dated as of September 22, 1989, by the Second Supplemental Indenture dated as of March 22, 1991, and by the Third Supplemental Indenture dated as of November 30, 1993 (such Indenture, as so supplemented, being hereinafter referred to as the "Subordinated Note Indenture"), each between the Company and the Subordinated Note Trustee. The Senior Note Indenture and the Subordinated Note Indenture are hereinafter sometimes called the "Indentures"; and the Senior Note Trustee and the Subordinated Note Trustee are hereinafter sometimes called the "Trustees".

                 Notes may be represented by a Global Note (as hereinafter defined) delivered to Chemical Bank (in such capacity, the "Custodian") as agent for The Depository Trust Company ("DTC"), with ownership of beneficial interests in such Global Notes recorded in the book-entry system maintained by DTC (each such interest in a Global Note being referred to herein as a "Book- Entry Note"), or may be represented by a certificate delivered to the holder thereof or a person designated by such holder (each a "Certificated Note"). An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note. In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, Chemical Bank will perform the custodial, document control and administrative functions described in Part II below, in accordance with its respective obligations under a Letter of Representations from the Company and Chemical Bank to DTC relating to the Senior Notes and a Letter of Representations from the Company, Chemical Bank and the Subordinated Note Trustee to DTC relating to the Subordinated Notes (each a "Letter of Representations", and, collectively, the "Letters of Representations") and a Medium-Term Note Certificate Agreement (the "Certificate Agreement") between Chemical Bank and DTC, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement system ("SDFS").

                 Administrative procedures and certain terms of the offering are explained below. Certain general terms of the offering, applicable to both Book-Entry Notes and Certificated Notes, are set forth in Part I hereof. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part II hereof, as adjusted in accordance with changes in DTC's operating requirements, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part III hereof. Unless otherwise defined herein, terms defined in the Distribution Agreement, the Indentures and the Notes shall be used herein as therein defined. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as "Fixed Rate Notes". Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as "Floating Rate Notes". To the extent the procedures set forth below conflict with the provisions of the Notes, the Indentures, DTC's operating requirements or the Distribution Agreement, the relevant provisions of the Notes, the Indentures, DTC's operating requirements and the Distribution Agreement shall control. The Company will advise each Agent from time to time in writing of those persons with whom such Agent is to communicate with respect to offers to purchase Notes from the Company and the details of their delivery. References below to "the Agent" shall mean whichever of the Agents is involved in any proposed purchase and sale of any Note or Notes.


                                Part I.  Certain Terms of the Offering


Price to Public:          Each Note will be issued at the percentage of its principal amount specified in the
                          Prospectus Supplement, as then amended or supplemented, relating to the Notes.

Denominations:            Notes denominated in U.S. dollars will be issued in minimum denominations of $100,000 and in denominations exceeding such amount by integral multiples of $1,000.  Book-Entry Notes will not be denominated in any currency or composite currency other than the U.S. dollar.
                          Certificated Notes denominated in other than U.S. dollars will be issued in the denominations specified pursuant to "Settlement Procedures" in Part III below.

Registration:             Notes will be issued only in fully registered form.

Maturities:               Each Note will mature on a date selected by the purchaser and agreed to by the Company, which will be not less than nine months and not more than 30 years after the date of issue thereof.

Interest
Payment:                  Each Note will bear interest (i) in the case of Fixed Rate Notes, at the annual rate stated on the face thereof, payable in arrears on such dates as are specified therein
                          (each such date of payment other than the maturity date being an "Interest Payment Date"
                          with

                          respect to such Fixed Rate Note) and at maturity and (ii) in the case of Floating Rate
                          Notes, at a rate determined pursuant to the formula stated on the face thereof, payable in arrears on such dates as are specified therein (each such date of payment other than the maturity date an "Interest Payment Date" with respect to such Floating Rate Note) and at maturity.

                          Unless otherwise specified, each Note will bear interest from and including the later of its date of issue and the most recent date to which interest has been paid or provided for, to but excluding the current Interest Payment Date or the maturity date of such Note.
                          Interest payments for a Note will include interest accrued to but excluding the Interest
                          Payment Date; provided, however, that a Floating Rate Note which has a rate of interest that is reset daily or weekly will bear interest from and including the later of its date of issue and the day following the most recent Regular Record Date (as defined below) to which interest on such Note has been paid or provided for, to and including the next preceding Regular Record Date or the maturity date of such Note, except as otherwise provided in such Note.  Unless otherwise specified, the "Regular Record Date" with respect to any Interest Payment Date for any Note shall be the 15th day preceding such Interest
                          Payment Date, whether or not such day shall be a Business Day.

                          Unless otherwise specified, interest (including payments for partial periods) will be calculated and paid, in the case of Fixed Rate

                          Notes, on the basis of a 360-day year of twelve 30-day months and, in the case of Floating
                          Rate Notes, on the basis of the actual number of days elapsed over a year of 360 days, except with respect to interest on Treasury Rate Notes (as defined in the Prospectus
                          Supplement relating to the Notes) which will be calculated and paid on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable.  Interest will be payable to the person in whose name the Note is registered at the close of business on the Regular Record Date next preceding the Interest Payment Date except that, in the case of Notes issued between a Regular Record Date and an Interest Payment Date, interest payable on such Interest Payment Date will be paid to the person in whose name such Note was initially registered; provided, however, that interest payable at Maturity
                          (as defined below) will be payable to the person to whom principal shall be payable.
                          "Maturity" shall mean the date on which the principal of a Note or an installment of principal becomes due, whether on the Maturity Date specified for such Note, upon redemption or early repayment or otherwise.

Procedure for Rate
Setting and Posting:      The Company and the Agents will discuss from time to time the interest rates per annum to be borne by, the issuance price of, the aggregate principal amount of and maturity of
                          Notes that may be sold as a result of the solicitation of offers by the Agents.  If the
                          Company establishes a fixed set of interest rates and maturities for an offering period (a
                          "post-

                          ing"), or if the Company decides to change already posted rates, it will promptly advise the Agents of the rates and maturities to be posted.

                          If the Company decides to post interest rates and a decision has been reached to change the posted interest rates, the Company will promptly notify the Agents.  Each Agent forthwith will suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised such Agent as to the new rates.  Until such time only
                          "indications of interest" may be recorded.

Acceptance
of Offers:                The Agent will communicate to the Company, orally or in writing, each offer to purchase
                          Notes from the Company that is received by the Agent as agent of the Company and that is not rejected by the Agent as provided below.  The Company will have the sole right to accept offers to purchase Notes from the Company and may reject any such offer, in whole or in part, for any reason.  The Agent may, in its discretion reasonably exercised, reject any offer to purchase Notes from the Company that is received by the Agent, in whole or in part.

                          The Company will promptly notify the Agent of its acceptance or rejection of an offer to purchase Notes.  If the Company accepts an offer to purchase Notes, it will confirm such acceptance in writing to the Agent.

Suspension of
Solicitation;
Amendment or
Supplement:               As provided in the Distribution Agreement, the Company may suspend solicitation of offers to purchase at any time and, upon receipt of instructions from the Company, an Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of offers to purchase may be resumed.

                          If an Agent receives the notice from the Company contemplated by Section 5(d) of the
                          Distribution Agreement, it will promptly suspend solicitation and will only resume solicitation as provided in the Distribution Agreement.  If the Company is required, pursuant to Section 5(d) of the Distribution Agreement, to prepare an amendment or supplement, it will promptly furnish such Agent with the proposed amendment or supplement;
                          in all other cases, if the Company decides to amend or supplement either of the
                          Registration Statements or the Prospectus relating to the Notes, it will promptly advise such Agent and will furnish such Agent with the proposed amendment or supplement in accordance with the terms of the Distribution Agreement.  The Company will promptly file such amendment or supplement, provide such Agent (and Cravath, Swaine & Moore or such other law firm as may be counsel to such Agent at the time) with copies of any such amendment or supplement, confirm to such Agent that such amendment or supplement has been filed with the Commission and advise such Agent that solicitation may be resumed.

                          In the event that at any time the Company suspends solicitation of offers to purchase
                          Notes from the Company there shall be any outstanding offers to purchase Notes from the
                          Company that have been accepted by the Company but for which settlement has not yet occurred, the Company will promptly advise the Agent and the Trustees whether such sales may be settled and whether copies of the Prospectus as amended or supplemented to the time of the suspension may be delivered in connection with the settlement of such sales.  The
                          Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such sales may not be settled or that copies of the Prospectus as so amended or supplemented may not be so delivered.

Delivery of
Prospectus:               A copy of the Prospectus, as most recently amended or supplemented on the date of delivery thereof (except as provided below), relating to any Note must be delivered to a purchaser prior to or together with the earliest of (i) any written offer of such Note, (ii) the delivery of the written confirmation provided for below and (iii) the delivery of any Note purchased by such purchaser.  Subject to the foregoing and to the procedures described in
                          Part II below, it is anticipated that delivery of the Prospectus, confirmation and Notes to the purchaser will be made simultaneously at settlement.  The Company shall ensure that the Agent receives copies of the Prospectus and each amendment or supplement thereto (including appropriate pricing stickers) in such quantities and within such time limits as will enable the Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence.  If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the
                          Company and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.

Confirmation:             For each offer to purchase a Note from the Company solicited by the Agent and accepted by the Company, the Agent will issue a confirmation to the purchaser, with a copy to the
                          Company, setting forth the Settlement Details (as hereinafter defined) and delivery and payment instructions.

Business Day:             "Business Day" with respect to any Note means each day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions in the Business Day Centers with respect to such Note are authorized or obligated by law or executive order to close,
                          (ii) if such Note is a LIBOR Note (as defined in the Prospectus Supplement), a London
                          Banking Day (as hereinafter

                          defined) and (iii) if such Notes is denominated in the European Currency Unit ("ECU"), any day that is not designated as an ECU settlement day by the ECU Banking Association in
                          Paris or otherwise generally regarded in the ECU interbank market as a day on which
                          payments in ECU shall not be made.   "Business Day Centers", unless otherwise specified in
                          the applicable Note, with respect to any Note shall mean The City of New York and, in the case of any Note payable in a Specified Currency other than U.S. dollars or ECU, the principal financial center of the country issuing the Specified Currency.  As used herein,
                          "London Banking Day" shall mean any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Advertising Cost:         The Company will determine with the Agents the amount of advertising that may be appropriate in offering the Notes.  Advertising expenses approved in advance by the
                          Company will be paid by the Company.

Payment of
Expenses:                 Each Agent will forward to the Company, following the end of each quarter, a statement of the out-of-pocket expenses incurred by such Agent during that quarter which are reimbursable to it pursuant to the terms of the Distribution Agreement.  The Company will remit payment to such Agent promptly following the receipt of each such statement.

Authenticity of
Signatures:               Neither Agent will have any obligation or liability to the Company or either Trustee or any Authenticat-

                                          ing Agent in respect of the authenticity of the signature of any officer, employee or agent of the Company or either Trustee or such Authenticating Agent on any Note.


                           Part II.  Administrative Procedures for
                                       Book-Entry Notes

Issuance:                                 On any date of settlement (as defined under "Settlement" below) for one or more Book-Entry
                                          Notes, the Company will issue a single global note in fully registered form without coupons (a "Global Note") representing up to $150,000,000 principal amount of all of such
                                          Book-Entry Notes that have the same terms, except as to principal amount.  Each Global
                                          Note will be dated and issued as of the date of its authentication by the relevant Trustee
                                          (or, in the case of the Subordinated Note Trustee, by Chemical Bank, as the Authenticating
                                          Agent).  No Global Note will represent any Certificated Note.

Identification
   Numbers:                               The Company will arrange with the CUSIP Service Bureau of Standard & Poor's Corporation
                                          (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers) consisting of approximately 900 CUSIP numbers and relating to Global
                                          Notes representing Book-Entry Notes.  The Company will obtain from the CUSIP Service
                                          Bureau a written list of such series of reserved CUSIP numbers and will deliver such list to Chemical Bank and DTC.  The Company will assign CUSIP numbers to Global Notes as described below under

                       Settlement Procedure "B".  DTC will notify the CUSIP Service Bureau periodically of the
                       CUSIP numbers that the Company has assigned to Global Notes.  Chemical Bank will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Notes, and if it deems necessary, the Company will reserve additional
                       CUSIP numbers for assignment to Global Notes representing Book-Entry Notes.  Upon obtaining such additional CUSIP numbers, the Company shall deliver a list thereof to
                       Chemical Bank and DTC.

Registration:          Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the
                       Security Register maintained under the Indenture governing such Global Note.  The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants.  The ownership interest of such beneficial owner (or such participant) in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.  So long as Cede & Co. is the registered owner of a Global
                       Note, DTC will be

                       considered the sole owner and holder of the Book-Entry Notes represented by such Global
                       Note for all purposes under the Indenture.

Transfers:             Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC)
                       acting on behalf of beneficial transferors and transferees of such Note.

Consolidation
and Exchange:          Chemical Bank may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more outstanding Global Notes that represent Book-Entry Notes having the same terms other than principal amount and (for all such Notes other than zero coupon Notes) for which interest has been paid to the same date, (ii) a date, occurring at least 30 days after such written notice is delivered and
                       (for all such Notes other than zero coupon Notes) at least 30 days before the next
                       Interest Payment Date for such Book-Entry Notes, on which such Global Notes shall be exchanged for a single replacement Global Note and (iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note.  Upon receipt of such a notice, DTC will send to its participants (including Chemical Bank) a written reorganization notice to the effect that such exchange will occur on such date.  Prior to the specified exchange date, Chemical Bank will deliver to the CUSIP Service Bureau a written notice setting forth such exchange

                       date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid.  On the specified exchange date, Chemical Bank will exchange such Global Notes for a single Global Note bearing the new CUSIP number and a new Original Issue Date (determined in accordance with the Letters of Representations), and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.  Notwithstanding the foregoing, if the Global Notes to be exchanged exceed
                       $150,000,000 in aggregate principal amount, one Global Note will be authenticated and issued to represent each $150,000,000 of principal amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (see "Denominations" below).

Denominations:         As noted in Part I above, Book-Entry Notes will be issued in minimum denominations of
                       $100,000 and in denominations exceeding such amount by integral multiples of $1,000.
                       Global Notes will be denominated in principal amounts not in excess of $150,000,000.  If one or more Book-Entry Notes having an aggregate principal amount in excess of
                       $150,000,000 would, but for the preceding sentence, be represented by a single Global
                       Note, then one Global Note will be issued to represent each $150,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Note will be issued to represent any remaining

                       principal amount of such Book-Entry Note or Notes.  In such a case, each of the Global
                       Notes representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:              General.  Except as set forth below, each Book-Entry Note will bear interest as set forth in "Interest Payment" above, and such interest shall be payable as set forth therein.

                       Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Note in the appropriate (daily or weekly) bond report published by Standard & Poor's Corporation.

Payments of
Principal and
Interest:              Payments of Interest Only.  On the fifth Business Day immediately preceding each Interest
                       Payment Date, Chemical Bank will deliver to the Company's Treasurer's Office and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global
                       Note on such Interest Payment Date and the total of such amounts.  DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the appropriate (daily or weekly) bond reports published by Standard & Poor's Corporation.
                       The Company will pay to Chemical Bank, as paying agent, the total amount of interest due on such Interest Payment Date and Chemical Bank will

                       pay such amount to DTC at the times and in the manner set forth below under "Manner of
                       Payment".

                       Payments at Maturity.  On or about the first Business Day of each month, Chemical Bank will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Note maturing in the following month.  The Company, Chemical Bank and DTC will confirm the amounts of such principal and interest payments with respect to each such
                       Global Note on or about the fifth Business Day preceding the Maturity of such Global Note.
                       The Company will pay to Chemical Bank, as paying agent, the principal amount of such
                       Global Note, together with interest due at such Maturity and Chemical Bank will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment".

                       Promptly after payment to DTC of the principal and interest due at the Maturity of such
                       Global Note, the Senior Note Trustee, in the case of Senior Notes, and the Authenticating
                       Agent, in the case of Subordinated Notes, will cancel such Global Note and deliver it to the Company with an appropriate debit advice.  On the first Business Date of each month,
                       Chemical Bank will deliver to each Trustee a written statement indicating the total principal amount of outstanding Global Notes for which such Trustee serves as trustee as of the immediately preceding Business Day.

                       Manner of Payment.  The total amount of any principal and/or interest due on Global Notes on any Interest Payment Date or at Maturi-

                       ty shall be paid by the Company to Chemical Bank in funds available for use by Chemical
                       Bank as of 9:30 a.m. (New York City time) on such date.  The Company will make such payment on such Global Notes by instructing Chemical Bank to withdraw funds from an account maintained by the Company at Chemical Bank or by wire transfer to Chemical Bank.
                       The Company will confirm such instruction in writing to Chemical Bank (with a copy to the
                       Subordinated Note Trustee if such Global Notes represent Subordinated Notes).  Prior to
                       10:00 a.m. (New York City time) on such date or as soon as possible thereafter, Chemical
                       Bank will pay the foregoing amounts to DTC in same day funds in accordance with the payment provisions contained in the applicable Letter of Representations.  DTC will allocate such payments to its Participants in accordance with its existing operating procedures.

                       NEITHER THE COMPANY, AS ISSUER, CHEMICAL BANK, THE SENIOR NOTE TRUSTEE NOR THE
                       SUBORDINATED NOTE TRUSTEE SHALL HAVE ANY RESPONSIBILITY OR LIABILITY FOR THE PAYMENT BY
                       DTC TO SUCH PARTICIPANTS OF THE PRINCIPAL OF, PREMIUM, IF ANY, AND INTEREST ON THE BOOK-
                       ENTRY NOTES.

                       Withholding Taxes.  The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the
                       Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement:            The receipt by the Company of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Note representing such Note shall constitute "settlement" with respect to such Book-Entry Note.  All orders accepted by the
                       Company will be settled on the fifth Business Day following the date of acceptance unless otherwise agreed by the purchaser and the Company.  Such date of acceptance shall be specified upon acceptance of such offer.

Settlement
Procedures:            Settlement Procedures with regard to each Book-Entry Note sold by the Company through an
                       Agent, as agent, shall be as follows:

                       A.    Such Agent will provide to the Company (unless provided by the purchaser directly to the Company) by telephone, facsimile transmission or other means agreed upon by the Company and such Agent the following information (the "Settlement Details"):

                             1.     Principal amount and issue price.

                             2.     If a Fixed Rate Note, the interest rate, Regular Record Dates and Interest
                                    Payment Dates, if any.

                             3.     Settlement date (Original Issue Date).

                             4.     Maturity Date.

                             5.     Type of Note (i.e., Senior Note or Subordinated Note).



                                                 6.     Agent's commission (to be paid in the form of a discount from the issue price remitted to the Company upon settlement).

                                                 7.     Redemption provisions, if any.

                                                 8.     Repayment provisions, if any.

                                                 9.     If a Floating Rate Note, such of the following as are applicable:

                                                        (i)    Interest Rate Basis,

                                                        (ii)   Index Maturity,

                                                        (iii)  Spread or Spread Multiplier,

                                                        (iv)   Maximum Rate,

                                                        (v)    Minimum Rate,

                                                        (vi)   Initial Interest Rate,

                                                        (vii)  Interest Reset Dates,

                                                        (viii) Calculation Date,

                                                        (ix)   Interest Determination Dates,

                                                        (x)    Interest Payment Dates,

                                                        (xi)   Regular Record Dates and

                                                        (xii)  Calculation Agent.

                                                 10.    All other terms of the Book-Entry Note and all other items necessary to complete the applicable Global Note.

                       Before accepting any offer to purchase a Book-Entry Note that will have terms in addition to or different from the terms set forth on any form of Note previously delivered by the Company to, and approved by, the applicable Trustee, other than merely as a result of completing any blanks (other than the "Other Terms" or equivalent blank) on such form, the Company will provide a description of the proposed different or additional terms to the applicable Trustee and its counsel for the purpose of determining whether such terms are consistent with the applicable Indenture, are administratively acceptable to such Trustee and its agents and do not affect such Trustee's or its agents' own rights, duties or immunities under the Notes or the applicable Indenture or otherwise in a manner which is not reasonably acceptable to such Trustee or its agents (all such terms having been authorized, as of the date of these Administrative Procedures, by or pursuant to a Board Resolution and the applicable Trustee having received, as of the date of these Administrative Procedures, all opinions, certificates and orders required prior to the authentication and issuance of a Note containing such terms).
                       Any offer to purchase such a Book-Entry Note shall only be accepted by the Company if such terms shall not be disapproved by the applicable Trustee or its counsel on one of the

                                                 above-mentioned grounds after the foregoing review.

                                                 In addition, before accepting any offer to purchase any Note to be settled in less than three Business Days, the Company will verify that the Authenticating Agent will have adequate time to prepare and authenticate such Note.

                                           B.    The Company will assign a CUSIP number to the Global Note representing such
                                                 Book-Entry Note and then advise Chemical Bank in writing, including facsimile or electronic transmission, and in the case of Subordinated Notes, the
                                                 Subordinated Note Trustee by telephone (confirmed in writing at any time on the same date) or facsimile transmission of the information set forth in Settlement
                                                 Procedure "A" above, such CUSIP number and the name of the Agent.  Each such communication by the Company shall constitute a representation and warranty by the
                                                 Company to Chemical Bank, each Trustee and each Agent that (i) such Book-Entry Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) such Book-Entry Note, and the Global Note representing such Book-Entry Note, will conform with the terms of the Indenture pursuant to which such Book-Entry Note is issued and (iii) upon authentication and delivery of such Global Note and any other Securities to be issued on or prior to the


                       settlement date for the Book-Entry Note represented by such Global Note, the aggregate amount of Securities which have been issued and sold by the Company will not exceed the amount of Securities registered under the Registration Statements.

                       C.    Chemical Bank will enter a pending deposit message through DTC's Participant
                             Terminal System, providing the following settlement information to DTC, such Agent,
                             Standard & Poor's Corporation and, upon request, the Trustee under the Indenture pursuant to which each Book-Entry Note which is represented by the Global Note is to be issued:

                             1.     The information set forth in Settlement Procedure "A".

                             2.     Initial Interest Payment Date for each such Book-Entry Note, the number of days by which such date succeeds the related Regular Record Date and the amount of interest payable on such Interest Payment Date (to the extent known at such time).

                             3.     CUSIP number of the Global Note representing such Book-Entry Note.

                             4.     Whether such Global Note will represent any other Book-Entry Note (to the extent known at such time).

                                           D.    Upon receipt of appropriate documentation and instructions, the Company will instruct the Senior Note Trustee to prepare and authenticate each Senior Global
                                                 Note and will instruct the Authenticating Agent to prepare and authenticate each
                                                 Subordinated Global Note by facsimile transmission or other acceptable written means.

                                           E.    Chemical Bank will complete and  the Senior Note Trustee or the Authenticating
                                                 Agent, as the case may be, will authenticate the Global Note, and Chemical Bank will register the Global Note in the name of Cede & Co., as nominee of DTC, and hold such Global Note for delivery on the Closing Date therefore to Chemical Bank, as Custodian.

                                           F.    DTC will credit each Book-Entry Note represented by the Global Note to be issued to the applicable participant account at DTC.

                                           G.    Chemical Bank will enter an SDFS deliver order through DTC's Participant Terminal
                                                 System with respect to each Book-Entry Note represented by the Global Note to be issued instructing DTC to (i) debit such Book-Entry Note to Chemical Bank's participant account and credit such Book-Entry Note to the Agent's participant account and (ii) debit such Agent's settlement account and credit Chemical Bank's settlement account for an amount equal to the price of such Book-Entry Note less such Agent's commis-

                                                 sion.  The entry of such a deliver order shall constitute a representation and warranty by Chemical Bank to DTC that (i) the Global Note representing such Book-
                                                 Entry Note has been issued and authenticated and (ii) Chemical Bank is holding such
                                                 Global Note pursuant to the Certificate Agreement.

                                           H.    The Agent will enter an SDFS deliver order through DTC's Participant Terminal
                                                 System with respect to each Book-Entry Note represented by the Global Note to be issued instructing DTC (i) to debit such Book-Entry Note to such Agent's participant account and credit such Book-Entry Note to the participant account of the Participant with respect to such Book-Entry Note and (ii) to debit the settlement account of such Participant and credit the settlement account of such
                                                 Agent for an amount equal to the price of such Book-Entry Note.

                                           I.    Transfers of funds in accordance with SDFS deliver orders described in Settlement
                                                 Procedures "G" and "H" will be settled in accordance with SDFS operating procedures
                                                 (as referenced in the Letters of Representations) in effect on the settlement date.

                                           J.    Chemical Bank will credit to an account of the Company maintained at Chemical Bank funds available for immediate use in the amount transferred to

                             Chemical Bank in accordance with Settlement Procedure "G".

                       K.    Chemical Bank, as Custodian, will hold the Global Note pursuant to the Certificate
                             Agreement. Periodically, Chemical Bank will send to the Company a statement setting forth the principal amount of Book-Entry Notes outstanding as of that date under each Indenture.

                       L.    The relevant Agent will deliver to the purchaser a copy of the most recent
                             Prospectus applicable to the Notes with or prior to the earlier of any written offer of Notes and the confirmation and payment by the purchaser of the Note.

                             Such Agent will confirm the purchase of each Book-Entry Note to the purchaser either by transmitting to the Participant with respect to such Book-Entry Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement
Procedures
Timetable:             For orders of Book-Entry Notes solicited by an Agent, as agent, and accepted by the
                       Company for settlement on the first Business Day after the sale date, Settlement
                       Procedures "A" through "L" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                       Settlement
                       Procedure              Time
                                              ----
                         A-B  11:00 A.M. on the sale date
                          C    2:00 P.M. on the sale date
                          D    3:00 P.M. on Business Day before settlement date
                          E    9:00 A.M. on settlement date
                          F   10:00 A.M. on settlement date
                         G-H   2:00 P.M. on settlement date
                          I    4:45 P.M. on settlement date
                         J-L   5:00 P.M. on settlement date

                       If a sale is to be settled more than one Business Day after the sale date, Settlement
                       Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than
                       11:00 A.M. and 2:00 P.M., as the case may be, on the first Business Day after the sale date.  Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in other events specified in the SDFS operating procedures in effect on the settlement date.

                       If settlement of a Book Entry Note is rescheduled or canceled the Company will as soon as practicable give Chemical Bank notice to such effect.  Chemical Bank will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date (provided Chemical Bank has received such notice from the Company by noon on the
                       Business Day immediately preceding the settlement date).

Fails:                 If Chemical Bank fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "G", Chemical Bank may deliver to DTC, through DTC's
                       Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Book-Entry Note to Chemical Bank's participant account.  DTC will process the withdrawal message, provided that Chemical Bank's participant account contains a principal amount of the Global Note representing such Book-Entry Note that is at least equal to the principal amount to be debited.  If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Note, the Senior Note Trustee, in the case of Senior Notes, or the Authenticating Agent, in the case of Subordinated
                       Notes, will mark such Global Note "Cancelled", make appropriate entries in its records and send such cancelled Global Note to the Company.  The CUSIP number assigned to such Global
                       Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.  If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, Chemical Bank and the
                       Senior Note Trustee or the Authenticating Agent, as the case may be, will exchange such
                       Global Note for two Global Notes, one of which shall represent such Book-Entry Note or
                       Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

                       If the purchase price for any Book-Entry Note is not timely paid to the Participant with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participant and, in turn, the Agent for such Note may enter SDFS deliver orders through DTC's Participant
                       Terminal System reversing the orders entered pursuant to Settlement Procedures "H" and
                       "G", respectively.  Thereafter, Chemical Bank will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                       Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry
                       Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.  In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note, Chemical Bank and the
                       Senior Note Trustee or the Authenticating Agent, as the case may be, will provide, in accordance with Settlement Procedures "D" and "E", for the authentication and issuance of a Global Note representing the other Book-Entry Notes to have been represented by such
                       Global Note and will make appropriate entries in its records.


                                    PART III

                Administrative Procedures for Certificated Notes

Issuance:              Each Certificated Note will be  dated and issued as of the date of its authentication by the relevant Trustee (or, in the case of the Subordinated Note Trustee, by the
                       Authenticating Agent).

Transfers and
Exchanges:             A Certificated Note (whether a Senior Note or a Subordinated Note) may be presented for transfer or exchange at the principal corporate trust office in New York City of the
                       Senior Trustee.  Certificated Notes will be exchangeable for other Certificated Notes having identical terms but different authorized denominations.  Certificated Notes will not be exchangeable for Book-Entry Notes.

Payments of
Principal and
Interest:              On the fifth Business Day immediately preceding each Interest Payment Date, Chemical Bank, as paying agent, will furnish the Company with the total amount of the interest payments to be made on such Interest Payment Date to the extent known.  In addition, on or about the first Business Day of each month, Chemical Bank will provide to the Company's
                       Treasurer's Office a list of the principal and interest to be paid on the respective Notes maturing in the following month.  The Company will provide to Chemical Bank not later than any payment date sufficient moneys to pay in full all principal and interest payments due on such payment date.  Chemical Bank shall make all such payments in accordance with the terms of the Notes.  Notes presented to Chemical Bank at Maturity will be cancelled by
                       Chemical Bank.

                       Chemical Bank will be responsible for withholding taxes on interest paid on Certificated
                       Notes as required by applicable law.

Settlement:            The receipt by the Company of immediately available funds in exchange for an authenticated
                       Certificated Note delivered to the Agent and the Agent's delivery of such Certificated
                       Note against receipt of immediately available funds shall, with respect to such
                       Certificated Note, constitute "settlement".  All orders accepted by the Company will be settled on the fifth Business Day following the date of acceptance unless otherwise agreed by the purchaser and the Company.  Such date of settlement shall be specified upon acceptance of such offer.

Settlement
Procedures:            Settlement Procedures with regard to each Certificated Note sold by the Company through an
                       Agent, as agent, shall be as follows:

                       A.    The Agent will provide to the Company (unless provided by the purchaser directly to the Company), by telephone, facsimile transmission or other means agreed upon by the Company and the Agent, the following information (the "Settlement Details"):

                             1.     Exact name in which the Note or Notes are to be registered.

                             2.     Exact address of registered owner and, if different,  address for payment of principal and interest.

                             3.     Taxpayer identification number of registered owner.

                             4.     Principal amount and issue price.

                                                 5.     If a Fixed Rate Note, the interest rate, Regular Record Dates and Interest
                                                        Payment Dates, if any.

                                                 6.     Settlement date (Original Issue Date).

                                                 7.     Maturity Date.

                                                 8.     Type of Note (i.e., Senior Note or Subordinated Note).
                                                                      ----

                                                 9.     Agent's commission (to be paid in the form of a discount from the issue price remitted to the Company upon settlement).

                                                 10.    Redemption provisions, if any.

                                                 11.    Repayment provisions, if any.

                                                 12.    If a Floating Rate Note, such of the following as are applicable:

                                                        (i)    Interest Rate Basis,

                                                        (ii)   Index Maturity,

                                                        (iii)  Spread or Spread Multiplier,

                                                        (iv)   Maximum Rate,

                                                        (v)    Minimum Rate,

                                                        (vi)   Initial Interest Rate,

                                                        (vii)  Interest Reset Dates,

                                                        (viii) Calculation Date,

                                    (ix)   Interest Determination Dates,

                                    (x)    Interest Payment Dates,

                                    (xi)   Regular Record Dates, and

                                    (xii)  Calculation Agent.

                             13.    Authorized denominations of Notes denominated in other than U.S. dollars.

                             14.    All other terms of the Note and all other items necessary to complete the
                                    Note.

                             Before accepting any offer to purchase a Certificated Note that will have terms in addition to or different from the terms set forth on any form of Note previously delivered by the Company to, and approved by, the applicable Trustee, other than merely as a result of completing any blanks (other than the "Other Terms" or equivalent blank) on such form, the Company will provide a description of the proposed different or additional terms to the applicable Trustee and its counsel for the purpose of determining whether such terms are consistent with the applicable Indenture, are administratively acceptable to such Trustee and its agents and do not affect such Trustee's or its agents' own rights, duties or immunities under the Notes or the applicable Indenture or otherwise in a manner which is not reasonably acceptable to such Trustee or its agents (all such terms having been authorized, as of the date of these Administrative
                                                 Procedures, by or pursuant to a Board Resolution and the applicable Trustee having received, as of the date of these Administrative Procedures, all opinions, certificates and orders required prior to the authentication and issuance of a Note containing such terms).  Any offer to purchase such a Certificated Note shall only be accepted by the Company if such terms shall not be disapproved by the applicable
                                                 Trustee or its counsel on one of the above-mentioned grounds after the foregoing review.

                                                 In addition, before accepting any offer to purchase any Certificated Note to be settled in fewer than three Business Days, the Company will verify that the Senior
                                                 Trustee or the Authenticating Agent, as the case may be, will have adequate time to prepare and authenticate such Certificated Note.

                                           B.    The Company will advise the relevant Trustee (and, in the case of the Subordinated
                                                 Note Trustee, the Authenticating Agent) by telephone (confirmed in writing at any time on the next Business Day) or electronic transmission of the information set forth in Settlement Procedure "A" above and the name of the Agent and shall instruct the relevant Trustee or the Authenticating Agent, as applicable, to authenticate the Note.  Each such communication by the

                                                 Company shall constitute a representation and warranty by the Company to each
                                                 Trustee and each Agent that (i) such Certificated Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the
                                                 Company, (ii) such Certificated Note will conform with the terms of the Indenture pursuant to which such Certificated Note is issued and (iii) upon authentication and delivery of such Certificated Note and any other Securities to be issued on or prior to the settlement date for such Certificated Note, the aggregate amount of
                                                 Securities which have been issued and sold by the Company will not exceed the amount of Securities registered under the Registration Statements.

                                           C.    The Company will deliver to Chemical Bank a pre-printed five-ply packet for such
                                                 Certificated Note, which packet will contain the following documents in forms that have been approved by the Company, the Agents and the Trustees:

                                                 1.     Certificated Note with customer confirmation.

                                                 2.     Stub One - For Trustee.

                                                 3.     Stub Two - For Agent.

                                                 4.     Stub Three - For the Company.

                                                 5.     Stub Four - For the Authenticating Agent.

                                           D.    The Senior Trustee (or, in the case of a Subordinated Note, the Authenticating
                                                 Agent) will complete and authenticate such Certificated Note and deliver it (with the confirmation) and Stubs One, Two and Four to the Agent, and the Agent will acknowledge receipt of the Note by stamping or otherwise marking Stubs One and Four and returning Stub One to the relevant Trustee and Stub Four to the Authenticating
                                                 Agent in the case of Subordinated Notes.  Such delivery will be made only against such acknowledgment of receipt.  Upon verification by the Agent that a Note has been properly prepared and authenticated by the Senior Note Trustee or the
                                                 Authenticating Agent, payment therefor will be made to the Company by the Agent on the settlement date in immediately available funds in an amount equal to the issue price of such Note less the Agent's commission.  Such payment shall be made only upon prior receipt by the Agent of immediately available funds from or on behalf of the purchaser unless the Agent decides, at its option, to advance its own funds for such payment against subsequent receipt of funds from the purchaser.

                                                 In the event that any Certificated Note is incorrectly prepared, the applicable
                                                 Trustee (and, if a Subordinated Note, the Authenticating Agent) will promptly issue a replacement Senior Note or Subordinated Note, as the case may be, in exchange for the incorrectly prepared Certificated Note.

                       E.    The Agent will deliver such Certificated Note (with the confirmation) to the customer against payment in immediately payable funds.  The Agent will obtain the acknowledgement of receipt of such Certificated Note by retaining Stub Two.

                       F.    The applicable Trustee will send Stub Three to the Company by first-class mail.

                       Notwithstanding the foregoing, the Company, the Agent and the applicable Trustee and its agents may decide to issue Certificated Notes which are printed as separate documents and not as part of five-ply plackets, and may decide to dispense with the delivery of Stubs and instead to use different forms of receipt.  Any such different arrangements must be agreed to prior to the acceptance by the Company of an offer to purchase Notes.

Settlement
Procedures
Timetable:             For orders of Certificated Notes solicited by any Agent, as agent, and accepted by the
                       Company, Settlement Procedures "A" through "F" set forth above shall be completed on or before the

                       respective times (New York City time) set forth below:

                       Settlement
                       Procedure                     Time
                       ---------                     ----
                               A        2:00 P.M     on the Business Day before settlement
                             B-C        3:00 P.M.    on the Business Day before settlement
                               D        2:15 P.M.    on settlement date
                               E        3:00 P.M.    on settlement date
                               F        5:00 P.M.    on settlement date

                       Notwithstanding the foregoing, if the settlement date is the date of acceptance of the offer to purchase the Note, Settlement Procedures "A" through "C" shall be completed on or before 11:00 A.M. (New York City time) on the settlement date.

Fails:                 In the event that a purchaser shall fail to accept delivery of and make payment for a Note by 3:00 p.m., New York City time, on the settlement date therefor, the Agent will notify the relevant Trustee and, if applicable, the Authenticating Agent, and the Company by telephone, confirmed in writing (which may be given by telex or telecopy), and, if the
                       Note has been delivered to the Agent, return the Note to the Senior Note Trustee or the
                       Authenticating Agent.  The Company will promptly provide such Trustee or the
                       Authenticating Agent with appropriate documentation and instructions to complete the transactions hereinafter outlined and will remit to the Agent funds in the amount, if any, it received with respect to such Note.  Such payment will be made on the settlement date for such Note, if possible, and in any event not later than the
                       Business Day following such settlement date.  If such fail shall have occurred for any reason other than the failure of the Agent to provide the Settlement Details to the
                       Company or to provide a confirmation to the purchaser within a reasonable period of time as described above, the Company will reimburse the Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the
                       Company.

                       Immediately upon receipt of a Note in respect of which a fail occurred, the Senior Note
                       Trustee or Authenticating Agent will make appropriate entries in its records and cancel such Note.

                                                                         Annex C


                            Paine Webber Group Inc.


                                Terms Agreement


                                                                          , 1994


PaineWebber International (U.K.) Ltd.
1 Finsbury Avenue
London EC2M 2PA, England

Dear Sirs:

                 Paine Webber Group Inc. (the "Company") proposes, subject to the terms and conditions stated herein and in the Placement Agency Agreement
dated February   , 1994 (the "Placement Agency Agreement"), among the Company and PaineWebber International (U.K.) Ltd. (the "Purchaser"), to issue and sell to the Purchaser the securities specified in the Schedule hereto (the "Purchased Securities"). Each of the provisions of the Placement Agency Agreement not specifically related to the solicitation outside the United States by the Agent, as the agent of the Company, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Placement Agency Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase securities from the Company solely by virtue of such party's execution of this Terms Agreement. Each of the representations and warranties set forth in the Placement Agency Agreement shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 6 of the Placement Agency Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Placement Agency Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

                 An amendment to one or both of the Registration Statements (as defined in the Placement Agency Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

                 Subject to the terms and conditions set forth herein and in the Placement Agency Agreement incorporated herein by reference, the Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

                 If the foregoing is in accordance with your understanding, please sign and return to us the counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Placement Agency Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

                                                  PAINE WEBBER GROUP INC.


                                                  By ________________________
                                                      Title:

Accepted:


PAINEWEBBER INTERNATIONAL (U.K.) LTD.


  By _______________________
         Title:

                                                                         Annex D


                 (1) Each of the Company 1/ and PaineWebber Incorporated, a Delaware corporation (the "Subsidiary"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the failure to qualify and be in good standing would materially and adversely affect the business or condition of the Company and its consolidated subsidiaries considered as a whole.

                 (2) All of the outstanding shares of capital stock of the Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and are owned by the Company directly, free and clear of any perfected security interest and, to my knowledge, after due inquiry of appropriate officers of the Company, any other security interests, claims, liens or encumbrances, except for restrictions on sales of capital stock contained in debt instruments.

                 (3) The authorized equity capitalization of the Company is as described in the documents incorporated by reference in the Prospectus, and the Indentures and the Notes conform to the description thereof contained in the Prospectus (subject to the insertion in the Notes of the maturity dates, the interest rates and other similar terms thereof which will be described in supplements to the Prospectus as contemplated by the Placement Agency Agreement).

                 (4) Each of the Indentures has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act of 1939, as amended, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights from time to time in effect); the enforcement of the Company's obligation is





___________________________

               1/ All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Placement Agency Agreement of which this Annex D is a part.

also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Notes have been duly authorized and, when the remaining terms of any Note of either series have been established in accordance with the applicable Indenture and such Note has been duly executed, authenticated, issued and delivered against payment therefore in accordance with the provisions of the applicable Indenture and the Placement Agency Agreement, will constitute a legal, valid and binding obligation of the Company entitled to the benefits of the applicable Indenture, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights from time to time in effect); the enforcement of the Company's obligation is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 (5) The Registration Statements have become effective under the Securities Act of 1933, as amended (the "Securities Act"), and, to the best of my knowledge, no stop order suspending the effectiveness of either of the Registration Statements or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or threatened.

                 (6) The Registration Statements and the Prospectus and each amendment thereof or supplement to any of them, and the documents incorporated by reference in the Prospectus, as of their respective effective, issue or filing dates, as the case may be (except the financial statements and schedules and other financial and statistical information contained therein, as to which I express no opinion), complied as to form in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the respective rules and regulations adopted thereunder.

                 (7) The Placement Agency Agreement has been duly authorized, executed and delivered by the Company.

                 (8) To the best of my knowledge, there are no franchises, contracts or other documents or any pending or threatened proceedings, legal or otherwise, before any court, governmental body or arbitrator, that are of a character required to be described in either of the

Registration Statements or the Prospectus or to be filed as exhibits to the Registration Statements and that are not described or filed as required.

                 (9) The information required to be set forth in each of the Registration Statements in answer to Item 10 (insofar as it relates to me) of Form S-3, to the best of my knowledge, is accurately set forth in such Registration Statement in all material respects or no response is required with respect to such Item.

                 (10) Neither the execution and delivery of the Indentures, the issue and sale of the Notes nor the consummation by the Company of the other transactions contemplated by the Placement Agency Agreement conflicts with, or results in a breach of, the Restated Certificate of Incorporation, as amended, or By-laws of the Company, any agreement or instrument known to me by which the Company or any subsidiary is bound, any law or regulation or, so far as is known to me, any order or regulation of any court, governmental instrumentality or arbitrator.

                 (11) To the best of my knowledge, no holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of either of the Registration Statements.

                 (12) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in the Placement Agency Agreement, except such as have been obtained under the Securities Act and the Trust Indenture Act and such as may be required under state securities or blue sky laws in connection with the sale of Notes.

                 In the course of the preparation by the Company of the Registration Statements and Prospectus, I participated in conferences with certain representatives of and independent accountants for the Company, and my examination of the Registration Statements and the Prospectus and my participation in those conferences did not bring to my attention any information which causes me to believe that either of the Registration Statements (other than the financial statements and schedules and other financial and statistical information included therein, as to which I make no statement or comment), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus (other than the financial statements and schedules and other financial and statistical information included therein, as to which I make no statement or comment), contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                         Annex E


                          Accountants' Comfort Letter


                 At each Closing Date and at such times as provided in the Placement Agency Agreement, 1/ Ernst & Young shall furnish to the Agents or the Purchaser, as the case may be, a letter or letters (which may refer to letters previously delivered to the Agents or the Purchaser, as the case may be), dated as of the Closing Date or such other date, in form and substance satisfactory to the Agents or the Purchaser, as the case may be, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable published rules and regulations thereunder, that the response to Item 10 of each of the Registration Statements is correct insofar as it relates to them and stating in effect that:

                 (a) in their opinion the consolidated financial statements and schedules audited by them and incorporated by reference in the Registration Statements and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations thereunder;

                 (b) on the basis of a reading of the "Selected Financial Data", if any, included or incorporated in the Registration Statements and the Prospectus and of the latest unaudited consolidated condensed financial statements made available by the Company and its consolidated subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit and executive committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent financial statements included or



         __________________________

         1/ All capitalized terms used herein shall have the meanings ascribed to them in the Placement Agency Agreement of which this Annex E is a part.

         incorporated in the Registration Statements and the Prospectus, nothing came to their attention which caused them to believe that:

                          (1) the amounts in the unaudited "Summary Financial
                 Information", if any, included in the Prospectus, and the amounts in the "Selected Financial Data", if any, included or incorporated by reference in the Registration Statements and the Prospectus, do not agree with the corresponding amounts in the audited financial statements from which such amounts were derived;

                          (2) any unaudited financial statements included or
                 incorporated in the Registration Statements and the Prospectus do not comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; or any material modifications should be made to the unaudited financial statements for them to be presented in conformity with generally accepted accounting principles;

                          (3) with respect to the period subsequent to the date
                 of the most recent financial statements included or incorporated in the Registration Statements and the Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the consolidated long-term debt of the Company and its subsidiaries or capital stock of the Company (excluding retained earnings, amortization of restricted stock, foreign currency, translation adjustment and tax credits) as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statements and the Prospectus, except in all instances for changes or decreases disclosed in the Registration Statements and the Prospectus; or

                          (4) if any unaudited pro forma consolidated condensed
                 financial statements are included or incorporated by reference in the Prospectus, on the basis of a reading of the unaudited pro forma financial statements, carrying out certain specified procedures, inquiries of certain officials of the Company and the acquired company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                 (c) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statements, as amended, and the Prospectus, as amended or supplemented, and in Exhibit 12 to the Registration Statements, including specified information, if any, included or incorporated from the Company's Annual Report on Form 10-K incorporated therein or specified information, if any, included or incorporated from any of the Company's Quarterly Reports on Form 10-Q incorporated therein, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.